QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Seacoast Financial Services Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-4 of Sovereign Bancorp, Inc. of our report dated February 27, 2004, with respect to the consolidated balance sheet of Seacoast Financial Services Corporation (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows, for the two-year period then ended, which report appears in the December 31, 2003, annual report on Form 10-K of the Company, and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the registration statement/prospectus.

        Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Boston, Massachusetts
April 28, 2004

QuickLinks

Independent Auditors' Consent